UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) /
OF THE SECURITIES EXCHANGE ACT OF 1934

January 18, 2011(December 31, 2010)

IMEDICOR, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On December 31, 2010 iMedicor, Inc, ., a Nevada corporation  (the “Company”) entered into a Modification Agreement, dated December 31, 2010 (the “Modification Agreement”), with its largest note holder, Sonoran Pacific Resources LLP (“Sonoran”), pursuant to which the Company issued to Sonoran (i) 28 shares Series “A” Preferred Stock of the Company containing the terms and conditions set forth in a Certificate of Designation filed with the Secretary of State of Nevada (the “Series A Preferred Stock”) in exchange for $1,800,000 principal amount of a Secured Convertible Promissory Note of the Company dated April 18, 2009 (the “Sonoran Original Note”) held by Sonoran and (ii) a Replacement Secured Convertible Promissory Note, dated December 31, 2010 (the “Sonoran Replacement Note”), in the principal amount of $1,395,452.05, bearing interest at the rate of 8% per annum, modifying and in replacement of the Sonoran Original Note.

The “Maturity Date” of the Sonoran Replacement Note is September 30, 2013 unless the Sonoran Replacement Note has been converted at the election of the Holder, or fully paid prior to the Maturity Date by the Company. The Company may prepay all or any portion of the Sonoran Replacement Note at any time. As part of the transaction Sonoran forgave approximately $220,000 of interest accrued on the Sonoran Original Note.  The transaction resulted in a total reduction in debt to the company of approximately 2,020,000.

The foregoing descriptions of the Modification Agreement, the Series “A” Preferred Stock and the Sonoran Replacement Note do not purport to be complete and are qualified in their entirety by the full texts of the Modification Agreement, the Series “A” Preferred Stock and the Sonoran Replacement Note filed as Exhibits 4.2, 4.3 and 4.4 hereto, and each such exhibit is incorporated herein by reference.

Item 3.02.   Unregistered Sale of Equity Securities

On December 31, 2010 the Company sold, in a private placement made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), to certain accredited investors (the “Investors”) 28 shares of Series “A” Preferred Stock in the Company to accredited investors (the “Investors”), pursuant to the Modification Agreement with Sonoran Pacific Resources dated December 31, 2010.  The purchase price was $64,285.71 for one share of Series “A” Preferred Stock, or a total aggregate investment by the Investors of $1,800,000.

Each share of Series “A” Preferred Stock represents a 1% ownership interest in the Company on a non-dilutive basis and is convertible into shares of the Company’s common stock after the 12 month anniversary of the issuance of such share of Series “A” Preferred Stock.  Each share of Series “A” Preferred Stock also carries a quarterly dividend of 2% of the original purchase price payable in the Company’s Common Stock or cash, at the Company’s option.

The foregoing descriptions of the Modification Agreement and Series “A” Preferred Stock do not purport to be complete and are qualified in their entirety by the full texts of the Modification Agreement and the terms and conditions of the Series “A” Preferred Stock description filed as Exhibit 4.2 and 4.4 hereto, and each such exhibit is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.
4.1	Secured Convertible Promissory Note of the Company dated April 18, 2009*

4.2	Modification Agreement dated December 31, 2010

4.3	Secured Convertible Promissory Note dated December 31, 2010

4.4	Series “A” Preferred Stock Description

*           Incorporated by reference to the Company’s 8-K filing dated May 5, 2009

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMedicor, Inc.

Date: January 19, 2011	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer